                                                                   EXHIBIT 4.1

      COMMON STOCK                                                                             COMMON STOCK
                                                    [LOGO]                                        SHARES
                                                 PerkinElmer(TM)
                           INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

   THIS CERTIFICATE IS TRANSFERABLE                                                           CUSIP 714046 10 9
IN NEW YORK, NY OR RIDGEFIELD PARK, NJ



THIS IS TO CERTIFY THAT


                                                                                                             SEE REVERSE
                                                                                                             FOR CERTAIN
                                                                                                             DEFINITIONS




IS THE OWNER OF


              FULLY PAID AND NONASSESSABLE SHARES OF THE PAR VALUE
                      OF $1 PER SHARE OF THE COMMON STOCK

of PerkinElmer, Inc. (herein called the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Restated Articles of Organization and the By-Laws of the Corporation, as amended and restated from time to time (copies of which are on file with the Transfer Agent), to all of which the holder, by acceptance hereof, assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

     Dated:


                                                                                     /s/
COUNTERSIGNED AND REGISTERED:                          PerkinElmer, Inc.           Chairman of the Board and Chief Executive Officer
      MELLON INVESTOR SERVICES LLC
              TRANSFER AGENT AND REGISTRAR                   1947
                                                                                    /s/
                                                                                   Senior Vice President and Chief Financial Officer

BY                                                       MASSACHUSETTS

                 AUTHORIZED SIGNATURE



                               PERKINELMER, INC.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Rights Agreement between PerkinElmer, Inc. (the "Corporation") and Mellon Investor Services LLC (the "Rights Agent") dated as of January 30, 2001 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder may become null and void.

     The Corporation is authorized to issue both Preferred Stock and Common Stock. The Corporation will furnish without charge to each stockholder upon written request a copy of the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued by the Corporation, as set forth in its Restated Articles of Organization and amendments and restatements thereto filed with the Secretary of State of the Commonwealth of Massachusetts.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common
TEN ENT -- as tenants by the entireties
JT TEN  -- as joint tenants with right of
           survivorship and not as tenants
           in common

UNIF GIFT MIN ACT-D.........................Custodian.........................
                            (Cust)                           (Minor)
                        under Uniform Gifts to Minors
                        Act.......................
                                  (State)

    Additional abbreviations may also be used though not in the above list.

For value received, ____________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
_______________________________________

_______________________________________


________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________

________________________________________________________________________________

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,________________________

                                     ___________________________________________


Signature(s) Guaranteed: _______________________________________________________


                        THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.